Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTNING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of China Automotive Systems, Inc. of our report dated May 14, 2020 relating to the consolidated financial statements, which appears in China Automotive Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
February 8, 2021